UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 13, 2025

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
(a) On October 13, 2025, ESS Tech, Inc. (the “Company”) reconvened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) exclusively online via live webcast. The Annual Meeting was previously convened and adjourned on October 6, 2025 without any business being conducted due to lack of the required quorum. Of the 14,740,884 shares of common stock issued and outstanding as of the close of business on September 16, 2025, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 7,667,105 shares of common stock were present or represented by proxy at the reconvened Annual Meeting. At the reconvened Annual Meeting, the Company’s stockholders (i) elected one Class I director to the Company’s board of directors (the “Board”) to serve until the Company’s 2028 annual meeting of stockholders, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and (iii) approved, for purposes of complying with the New York Stock Exchange’s listing rules, of the issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock of up to $25 million of securities under the Company’s standby equity purchase agreement and up to 129,312 shares of common stock upon exercise of certain of the Company’s warrants to purchase common stock. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on September 22, 2025.
(b) The final voting results for each proposal are set forth below.
Proposal 1: Election of Director
At the reconvened Annual Meeting, the Company’s stockholders elected one Class I director to the Board to serve until the 2028 annual meeting of stockholders and until his successor has been duly elected and qualified. The table below sets forth the final voting results for the director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Rich Hossfeld	7,439,737	227,368	—

Proposal 2: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

At the reconvened Annual Meeting, the Company’s stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The table below sets forth the final voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,586,982	73,727	6,396	—
Proposal 3: NYSE Share Issuance Proposal
At the reconvened Annual Meeting, the Company’s stockholders approved, for purposes of complying with the New York Stock Exchange’s listing rules, of the issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock of up to $25 million of securities under the Company’s standby equity purchase agreement and up to 129,312 shares of common stock upon exercise of certain of the Company’s warrants to purchase common stock. The table below sets forth the final voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,434,603	120,785	111,717	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: October 14, 2025

ESS TECH, INC.

By:	/s/ Kate Suhadolnik
Name:	Kate Suhadolnik
Title:	Interim Chief Financial Officer